Exhibit 10.1

AMENDMENT NO. 1

to

EMPLOYMENT AGREEMENT

dated December 31, 2010

by and between

AXIS Specialty Limited (“ASL”) and

William Fischer (the “Executive”)

Dated June 6, 2011

WHEREAS, ASL and the Executive entered into an Employment Agreement dated as of December 31, 2010 (the “Agreement”); and

WHEREAS, ASL, AXIS Specialty U.S. Services, Inc. (“U.S. Services”) and the Executive have determined that it is in the best interests of ASL, U.S. Services and their shareholder to amend the Agreement;

NOW, THEREFORE, the Agreement is hereby amended, effective as of the date hereof, as follows:

1.	All references to the “Company” shall mean AXIS Specialty U.S. Services, Inc., a Delaware corporation.

2.	Section 1(a) of the Agreement is hereby amended by deleting the first three sentences thereof in their its entirety and replacing such sentences with the following:

“Commencing on June 6, 2011, the Company shall employ you in the position of Chief Underwriting Officer of the AXIS Reinsurance business segment of the Parent or in such other position as is mutually agreeable to you and the Company. Your duties and responsibilities will include oversight of the reinsurance underwriting activities of the Parent and its direct and indirect subsidiaries (collectively, the “Parent Group”). You will report directly and exclusively to the Chief Executive Officer and President of the Parent or the Chief Executive Officer of the AXIS Reinsurance business segment.

3.	Section 1(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(b)Place of Performance. In connection with your employment during the Employment Term (as defined in Section 3(a)), you will cooperate with the Parent to become and remain eligible under applicable law to work in Bermuda at all times during the Employment Term. To your knowledge, you are eligible under applicable law to work in Bermuda, and you agree that you will promptly notify the Company if you become aware that you are not eligible or are no longer eligible under applicable law to work in Bermuda.”

4.	Sections 2(g), 2(h) and 2(i) of the Agreement are hereby deleted in their entirety.

5.	Sections 3(a)(vi)(C) and 3(a)(vii)(C) of the Agreement are hereby deleted in their entirety and replaced with the following:

“(C) you are notified by the Company that you are required to relocate to a place more than 50 miles from the Company’s New York, New York office,”

6.	Sections 3(a)(vi)(E) and 3(a)(vii)(E) of the Agreement are hereby deleted in their entirety and replaced with the following:

“(E) you are required to report to anyone other than the Parent’s Chief Executive Officer or the Chief Executive Officer of the AXIS Reinsurance business segment;”

7.	Section 3(c) of the Agreement is hereby amended by adding the following text:

“In the event that: (i) Executive voluntarily resigns pursuant to Section 3(a)(v), and (ii) the Company elects to take action under subsections (ii), (iii) or (iv) of this Section 3(c), then the 12 month post-termination non-competition period in Section 9(b) shall be reduced on a day-for-day basis for that portion of the Notice Period that the Company elects such action.”

8.	Except as set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

9.

In connection with the execution of this Amendment No. 1, and provided that Executive relocates from Bermuda to the United States within six months following said execution, ASL or its affiliate will reimburse Executive on an after-tax basis for the costs actually incurred by Executive during said six months for Executive’s relocation from Bermuda to the United States (including the costs of transportation and moving furniture and personal and household items and rental accommodation for up to 60 days, if necessary).

Reimbursements under this subparagraph will be paid promptly after submission and review of appropriate documentation, but in any event no later than 2 1/2 months after the end of the calendar year in which the expense was incurred.

[signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

AXIS Specialty Limited

By:	/s/ John R. Charman
Name:	John R. Charman
Title:	Chief Executive Officer

AXIS Specialty U.S. Services, Inc.

By:	/s/ Brian W. Goshen
Name:	Brian W. Goshen
Title:	Chief Administrative Officer

Executive

/s/ William A. Fischer
William Fischer